CONFIDENTIAL                                                        CONFIDENTIAL
- ------------                                                        ------------

WABAN INC.
- --------------------------------------------------------------------------------
INTRA-COMPANY COMMUNICATION

TO       WILLIAM E. PATTERSON             DEPT.            ROUTE NO.

FROM     HERBERT J ZARKIN                 DEPT.            DATE  as of 09/29/93

SUBJECT  SEPARATION OF EMPLOYMENT AND RELEASE OF CLAIMS
- --------------------------------------------------------------------------------

          This memorandum ("Agreement") confirms the discussion and agreement by and among William E. Patterson ("Employee"), on the one hand, and Waban Inc., a Delaware corporation, including HomeBase, a division of Waban Inc. (collectively, the "Company"), on the other hand, concerning Employee's resignation from employment with the Company, including from his positions as President of HomeBase and Executive Vice President of Waban Inc., and sets forth below the terms and conditions which have been agreed upon in that connection.

          A. Pursuant to the terms of an offer letter dated October 29, 1992 (the "Offer Letter"), Employee has been an employee of the Company since on or about November 2, 1992. The Offer Letter provides, in part, that if Employee's employment is terminated by the Company for any reason other than cause, Employee will be entitled to receive 52 weeks of severance pay. Such severance pay, however, is to be reduced, after the first 12 weeks, dollar-for-dollar for income that Employee earns from other employment (including self-employment).

          B. Employee and his wife, Cathryn Patterson ("C. Patterson"), entered into a Loan Agreement as of July 14, 1993 (the "Loan Agreement"), setting forth the terms and conditions of a loan from the Company to Employee and C. Patterson in the principal amount of Three Hundred Fifty Thousand Dollars ($350,000) (the "Loan") to be used for the purchase of a principal residence in the Southern California area for Employee and C. Patterson ("Employee Residence"). The Loan Agreement is evidenced by a Promissory Note in the principal amount of the Loan (the "Note"), which Note is secured by a Deed of Trust which was recorded on September 13, 1993, as Instrument No. 93-614467 in the Official Records of Orange County, California (the "Deed of Trust") which encumbers the Employee Residence. The Loan Agreement, the Note, the Deed of Trust and any and all other documents evidencing or securing the Loan are collectively referred to herein as the "Loan Documents."

          C. The Loan Agreement provides that if Employee ceases to be employed by the Company, the Company shall have the right to set off against any severance payments payable to Employee (i) the outstanding balance of the Loan together with all accrued interest thereon and all other sums owing to the Company pursuant to the Loan Documents and (ii) any other amounts advanced by the Company to facilitate the purchase of the Employee Residence.

          D. The Company presented Employee with a form of this Agreement on September 29, 1993, which was subsequently negotiated by the parties and the results of these negotiations are reflected in the terms and conditions set forth below.


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

          In consideration of the mutual covenants and agreements contained herein, the recitals set forth above, which are incorporated herein by reference, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Resignation.  Employee confirms his resignation from employment
              -----------
with the Company effective September 29, 1993 ("Date of Resignation"), and agrees to execute all necessary or appropriate documentation to reflect such resignation, including, without limitation, that certain resignation letter in the form attached hereto as Exhibit "A". Effective as of the Date of
                            -----------
Resignation, Employee shall not have any further responsibilities with respect to the business of the Company, and will have no authority to enter into any obligations on behalf of or to bind the Company.

          2.  Transition; Cooperation with the Company; Assistance in
              -------------------------------------------------------
Legal Actions.
- --------------

              (a) Upon the request of any officer or director of the Company, Employee will assist the Company in effectuating a smooth transition of his responsibilities. Employee agrees promptly to provide any and all information requested by the Company in order for it to comply with federal securities or other laws.

              (b) In the event the Company is or becomes involved in any legal action relating to events which occurred while Employee was rendering services to the Company or about which Employee possesses any information, Employee agrees to assist in the capacity of a witness in the preparation, prosecution or defense of any such action involving the Company, including, without limitation, executing truthful declarations or documents or providing information requested by the Company.

          3.  Severance Pay; Offset.  The Company will provide Employee
              ---------------------
with 52 weeks of severance pay at his current bi-weekly rate of $16,346.15, for a total gross amount of $425,000. Such severance pay will be paid one (1) business day following the expiration of the revocation period set forth in Paragraph 27 below in one lump sum, less applicable payroll taxes and withholdings. The net amount of such severance pay due Employee equals $314,500.00 and such amount shall be set off against the outstanding principal balance of the Loan, together with all accrued interest thereon and all other sums owed to the Company under the Loan Documents, which amounts are immediately due and payable under the Loan Documents on the Date of Resignation.

          4.  Vacation.  Employee hereby authorizes the Company to set off
              --------
all of his unused vacation, less applicable payroll taxes and withholdings, against all amounts outstanding under the Loan Documents. The net amount of such accrued vacation due Employee equals $18,144.23.

          5.  Loan Agreement.  Employee acknowledges that his resignation
              --------------
as an employee of the Company constitutes an "Event of Default" under the Loan Documents, thereby causing the entire outstanding principal balance of the Loan, plus accrued interest and other sums owed pursuant to the Loan Documents to become immediately due and payable. Concurrently with the payment and offset of the severance pay and accrued vacation referenced in Paragraphs 3 and 4, the Company will forgive Employee and C. Patterson from their obligation to pay the Company the remaining outstanding principal and accrued interest on the Loan in the amount of $17,355.77 ("Debt Forgiveness"). The Debt Forgiveness shall be increased by the amount of $6,097.97 in consideration of the federal and state taxes incurred by Employee and C. Patterson on the Debt Forgiveness. This amount and the gross up of relocation expenses under Paragraph 7(vi) below will be appropriately reflected in Employee's tax forms from the Company. Employee understands that the entire amount of $6,097.97 and the gross up of relocation expenses under Paragraph 7(vi) below will be applied to federal and state withholding.

          6.  Housing Allowance.  Employee acknowledges and agrees that as
              -----------------
of the Date of Resignation, he has been employed by the Company for less than one year, and, as a result thereof, the Company is entitled to repayment of the housing allowance previously provided to him in the amount of $135,000.

          7.  Consideration to Employee.  Concurrently with the payment of
              -------------------------
severance pay and the setoff referenced in Paragraphs 3 and 4 above, the Company agrees to (i) release Employee and C. Patterson from their obligation to pay any amounts of principal and interest outstanding under the Loan Documents not set off by the payment of severance pay and accrued vacation, (ii) cause the trustee under the Deed of Trust to reconvey the Deed of Trust and return the original Note to Employee marked "cancelled" within thirty (30) days after the effective date of this Agreement pursuant to Paragraph 27 below, (iii) release Employee from his obligation to repay the housing allowance as described in Paragraph 6 above, (iv) remove the dollar-for-dollar reduction of severance pay by income earned by Employee after the first twelve weeks after his date of termination of employment (as provided in the Offer Letter); (v) gross up the Debt Forgiveness for state and federal income taxes as provided in Paragraph 5 above; and (vi) gross up any relocation expenses that are subject to federal and state income taxes to account for the tax consequences to Employee of any reimbursements from the Company of such relocation expenses through September 29, 1993, in accordance with the terms of the Offer Letter.

          8.  Insurance.  Employee's Basic, Optional and Executive Life
              ---------
Insurance and other term life insurance and disability insurance provided him will terminate as of the Date of Resignation.

          9.  COBRA.  Employee and/or his spouse and dependents will be
              -----
provided the appropriate forms to continue his/their current participation in the Company's group health insurance plans at his/their expense after the Date of Resignation pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

          10. 401(K) Plan.  Employee's contributions to the Waban Inc.
              -----------
401(k) Savings Plan (the "Plan") will cease as of the Date of Resignation, and his account balance may remain in the Plan pursuant to the terms of the Plan, as it may be amended from time to time.

          11. Stock Incentive Plan.  Employee acknowledges that no stock
              --------------------
options issued to him pursuant to the Company's Stock Incentive Plan, have vested as of the Date of Resignation. No vesting of options will occur after the Date of Resignation.

          12. PARS.  Employee acknowledges that pursuant to the Company's
              ----
Stock Incentive Plan he has no vested Performance Accelerated Restricted Stock ("PARS"), and all unvested PARS will be cancelled as of the Date of Resignation and will revert to the Company.

          13. Moving Expenses.  The Company shall pay the reasonable costs
              ---------------
of transporting Employee's personal property currently in storage in California to a location in Newport Beach, California. The transportation company shall be selected by the Company.

          14. Return of Company Property.  Employee will vacate his office
              --------------------------
promptly on request by the Company and will immediately relinquish and return all Company files, records, property, equipment, and keys maintained by him in his office or elsewhere, including, without limitation, any credit cards, security access cards, financial statements, business plans, cellular telephones, facsimile machines and computer hardware and software.

          15. Reimbursement of Expenses.  Expenses incurred on or before
              -------------------------
September 29, 1993, by Employee in connection with business on behalf of the Company will be reimbursed in accordance with Company policy, subject to Employee submitting appropriate documentation substantiating the expense on or before November 5, 1993.

          16. Binding Effect; Confidentiality.  This Agreement, and all
              -------------------------------
the terms and provisions hereof, shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. The parties further agree that the terms and conditions of this Agreement and any and all actions in accordance therewith are strictly confidential and shall not hereafter be disclosed, discussed or revealed to any other persons, entities or organizations, except: (i) to the extent necessary to report income to appropriate taxing authorities; (ii) in response to an order of a court of competent jurisdiction or a subpoena issued under the authority thereof; (iii) in response to a subpoena issued by a state or federal government agency; (iv) to the parties' immediate family members, attorneys, accountants, auditors, financial advisors, tax advisors, lenders and banks; (v) to directors, officers and employees of the Company in the ordinary course of business; (vi) as necessary to enforce this Agreement between the parties hereto or to prevent a breach thereof; (vii) as otherwise required by the Company to the extent it is a public company; or (viii) as otherwise required by law. Employee acknowledges the particular value of this Paragraph 16, the violation of which cannot be reasonably or adequately compensated in an action at law. Therefore, Employee expressly agrees that, in addition to any other rights or remedies it may have, the Company shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Paragraph 16 by Employee.

          17. No Disclosure of Confidential Information.
              -----------------------------------------

              (a) Employee acknowledges and agrees that (i) by reason of his positions with the Company, he has been given access to information, trade secrets, strategies, procedures, and expertise unique to the Company, as well as confidential information concerning financial matters that pertain to the Company and other confidential materials and information; and (ii) the foregoing constitute trade secrets and/or confidential, privileged and proprietary information respecting the business affairs of the Company which gravely affect the successful and effective operation of the Company. As such, Employee agrees that he will not directly or indirectly disclose to any third person or use for the benefit of anyone other than the Company, or use for his own benefit or purposes any such confidential or proprietary information without the prior written approval of the Company. Such confidential and/or proprietary information shall not include any materials or information which (i) are generally available to the public other than as a result of a disclosure by Employee or any of Employee's representatives, attorneys, agents or affiliates; (ii) were available to Employee on a non-confidential basis from a source other than the Company;
(iii) have been independently acquired or developed by Employee without violating any of Employee's obligations under this Paragraph 17; or (iv) are identified in writing by the Company as not being confidential. Employee agrees to immediately return all documents and writings of any kind, including both originals and copies, within his custody, possession or control, which contain any non-public information which in any way relates or refers to the Company.

               (b) Employee acknowledges the particular value to the Company of this Paragraph 17, the loss of which cannot be reasonably or adequately compensated in an action at law. Therefore, Employee expressly agrees that the Company, in addition to any other rights or remedies that the Company shall possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Paragraph 17 by Employee.

          18.  General Release of All Claims Against Company Releasees by
               ----------------------------------------------------------
Employee; Indemnification.
- -------------------------

               (a)  General Release.  In consideration of this Agreement
                    ---------------
and for the release of the financial obligations and other consideration referred to herein, and except for the obligations undertaken by the Company hereunder, Employee agrees to, and by signing this Agreement does, forever release, acquit, relieve and discharge Waban Inc. and HomeBase, and each of their affiliated or related entities, subsidiaries, parent corporations, divisions, partnerships, general partners, limited partners, joint ventures, joint venturers, investors, shareholders, officers, directors, licensees, employees, agents, representatives, accountants, attorneys, consultants, benefit plans, successors and assigns, and all persons acting by, through, under or in concert with any of them (collectively, the "Company Releasees"), from any and all known and unknown claims, suits, rights, actions, complaints, liabilities, obligations, promises, agreements, contracts, causes of action, demands, costs, losses, damages, debts, and expenses (including attorneys' fees and costs) of any nature whatsoever, whether known or unknown, whether suspected or unsuspected, whether disclosed or undisclosed, whether contingent or vested, which Employee ever had, now has, or may claim to have as of the moment he signs this Agreement by reason of any act, event or omission concerning any matter, cause, or thing, including, without limiting the generality of the foregoing, any claim arising out of (i) Employee's employment with the Company, or the cessation of that employment; (ii) any restrictions on the right of the Company or any of the other Company Releasees to terminate any employee, including Employee; (iii) any statements, oral or written, express or implied, made by any of the Company Releasees concerning or relating to Employee; (iv) any purported right of Employee to receive any bonus, insurance, severance pay, Management Incentive Plan award, stock options, and/or PARS in, or from, the Company; (v) any alleged damages, losses, expenses or costs arising out of the purchase or sale by Employee of Employee's property and/or residences in Illinois, Wisconsin or California;

(vi) any impairment of Employee's ability to compete in the labor market;
(vii) any permanent or temporary disability or loss of future earnings as a result of injury or disability arising from or associated with his employment or the termination of his employment relationship with the Company; (viii) any common law causes of action or torts, including, without limitation, wrongful termination and infliction of emotional distress, defamation, libel, interference with contract, and interference with prospective economic advantage; (ix) any federal, state or governmental constitution, statute, regulation or ordinance or law of the United States, or any state, territory or possession thereof, including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, and the Employee Retirement Income Security Act of 1974, as amended; or (x) any agreement between Employee and the Company, oral or written, express or implied, including, without limitation, the Offer Letter and the Loan Documents.

               (b)  Indemnification.  The foregoing release of Employee in
                    ---------------
favor of the Company Releasees specifically does not and shall not apply to any obligations of the Company to indemnify Employee to the extent required pursuant to the December 1992 Indemnification Agreement between Employee and the Company or where required by law for any third party actions which are filed after the date of this Agreement and which are not provoked by Employee or his agents.

          19.  General Release of All Claims Against Employee by Company;
               ----------------------------------------------------------
Exceptions.
- -----------

               (a)  General Release.  In consideration of this Agreement
                    ---------------
and of Employee's resignation from employment with the Company, and subject to the exceptions set forth in subparagraph (b) below, the Company agrees to, and by signing this Agreement does, forever release, acquit, relieve and discharge Employee and his agents, representatives, accountants, attorneys, successors and assigns (collectively, the "Employee Releasees"), from any and all known and unknown claims, suits, rights, actions, complaints, liabilities, obligations, promises, agreements, contracts, causes of action, demands, costs, losses, damages, debts and expenses (including attorneys' fees and costs) of any nature whatsoever, whether known or unknown, or whether suspected or unsuspected, whether disclosed or undisclosed, whether contingent or vasted, which the Company ever had, now has, or may claim to have as of the moment it signs this Agreement by reason of any act, event or omission concerning any matter, cause or thing including, without limiting the generality of the foregoing, any claim arising out of (i) Employee's employment with the Company, or the cessation of that employment; (ii) any statements, oral or written, express or implied, made by any of the Employee Releasees relating to Company; (iii) any alleged damages, losses, expenses or costs arising out of any purchase or sale by the Company of Employee's property and/or residences in Illinois, Wisconsin or California; (iv) any common law causes of action or torts, including, without limitation, defamation, libel, interference with contract, and interference with prospective economic advantage; and (v) any federal, state or governmental constitution, statute, regulation, ordinance or law of the United States or any state, territory or possession thereof.

               (b)  Exceptions.  The foregoing release of the Company in
                    ----------
favor of the Employee Releasees specifically does not apply to (a) any obligations created under this

Agreement, (b) claims against Employee for willful misconduct, securities laws violations, fraud, misrepresentation, dishonesty, disclosure or misappropriation of trade secrets or self-dealing, (c) criminal acts, or (d) any obligations of Employee to indemnify the Company to the extent required pursuant to the December 1992 Indemnification Agreement between Employee and the Company or where required by law for any third party actions.

          20.  Waiver of California Civil Code Section 1542.  Further, the
               --------------------------------------------
parties agree to waive and relinquish all rights and benefits they may have under Section 1542 of the Civil Code of the State of California. Section 1542 reads as follows:

          "(Section) 1542. [Certain claims not affected by general release.] A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Company Releasees and the Employee Releasees, the parties expressly acknowledge that this Agreement is intended to include and does include in its effect, without limitation, all claims which they do not know or suspect to exist in their favor against the Company Releasees or the Employee Releasees at the moment of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims.

          21.  No Admission of Liability.  The parties to this Agreement
               -------------------------
agree that nothing contained herein shall constitute or be construed as an admission of liability. The parties hereto have entered into this Agreement in good faith and with the desire to forever settle between them those matters described in this Agreement.

          22.  Severability.  Should any portion, word, clause, phrase,
               ------------
sentence or paragraph of this Agreement be declared void or unenforceable, such portion may be considered independent and severable from the remainder, the validity of which shall remain unaffected.

          23.  No Waiver.  Failure to insist on compliance with any term,
               ---------
covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

          24.  Representations and Warranties.  Both parties to this
               ------------------------------
Agreement represent and warrant as follows:

               (a) This Agreement in all respects has been voluntarily and knowingly executed;

               (b) They have had an opportunity to seek and have sought independent legal advice from attorneys of their choice with respect to the advisability of executing this Agreement, and they are not relying on the representations of any other party or the counsel of any other party;

               (c) They have had an opportunity to seek and have sought independent tax advice from accountants, attorneys or tax advisors of their own choice with respect to the tax ramifications, if any, which may result from entering into this Agreement;

               (d) They have made such investigation of the facts pertaining to this Agreement as they deem necessary;

               (e) The terms of this Agreement are contractual and are the result of discussions;

               (f) The consideration Employee is receiving pursuant to this Agreement is in addition to anything of value to which he already is entitled; and

               (g) They have carefully read this Agreement and the contents hereof are known and understood by them.

          25.  Choice of Law; Forum Selection.  This Agreement has been
               ------------------------------
negotiated and executed in the State of California and shall be interpreted, enforced and governed in accordance with the laws of California. Any dispute, controversy or claim arising between the parties hereto, or any of them, concerning the breach, meaning or interpretation of this Agreement, or the rights, duties or obligations of the parties hereto, including those respecting Employee's employment or its termination, whether based upon contract or tort, shall be brought in Orange County, California.

          26.  Entire Agreement.  This Agreement, together with the Loan
               ----------------
Documents, constitutes the entire integrated agreement between the parties and supersedes any and all other agreements, understandings, negotiations, or discussions, either oral or in writing, express or implied, between the parties to this Agreement. The parties to this Agreement each acknowledge that no representations, inducements, promises, agreements or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement, that they have not executed this Agreement in reliance on any such representation, inducement, promise, agreement or warranty, and that no representation, inducement, promise, agreement or warranty not contained in this Agreement including, without limitation, any purported supplements, modifications, waivers or terminations of this Agreement shall be valid or binding, unless executed in writing by all of the parties to this Agreement.

          27.  Effectiveness; Revocation Period.  Under the Older Workers
               --------------------------------
Benefit Protection Act of 1990 (see 29 U.S.C. (Section) 626(f)), Employee, who is over the age of 40, is advised as follows: (i) that he should consult an attorney regarding this Agreement before executing it; (ii) that he has twenty-one (21) days in which to consider this Agreement and whether he will enter into it; (iii) this Agreement does not waive rights or claims that may arise after it is executed; and (iv) that, at any time within seven (7) days after executing this Agreement, Employee may revoke this Agreement. This Agreement shall not become effective or enforceable until the seven (7)-day revocation period set forth herein has passed.

          28.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts and the counterparts signed in the aggregate shall constitute a single, original agreement.


"EMPLOYEE"                          WILLIAM E. PATTERSON

Dated: 11/11/93                     By: /s/ William E. Patterson
       -----------------------          ------------------------------
                                        William E. Patterson


"COMPANY"                           WABAN INC.

Dated: 11/9/93                      By: /s/ Herbert J Zarkin
       -----------------------          ------------------------------
                                        Herbert J Zarkin
                                        President

                               September 29, 1993



Mr. Herbert J Zarkin
President
Waban Inc.
One Mercer Road
P.O. Box 9600
Natick, MA 01760

Dear Herb:

          I hereby resign as President of HomeBase, a division of Waban Inc., and as Executive Vice President of Waban Inc., as well as from all other offices and positions I hold with Waban Inc. and its affiliates, subsidiaries or divisions, effective immediately.

                                      Sincerely,

                                      /s/ William E. Patterson

                                      William E. Patterson




                                 EXHIBIT "A"
                                 -----------